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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Starwood Hotels & Resorts Worldwide, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1193298

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1111Westchester Avenue, Whiten Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)

Securities Act registration statement to which this form relates: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A(c) please check the following box.☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) please check the following box.☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to be Registered.

     On March 15, 1999, Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) filed a Registration Statement on Form 8-A (the “March 15 Form 8-A”) registering Preferred Stock Purchase Rights pursuant to a Rights Agreement adopted by the Company (the “Rights Agreement”). The description contained in Item 1 of the March 15 Form 8-A remains the same, however, the Rights Agreement has been amended to reduce the capital and surplus amount required to be maintained by the Rights Agent.

Item 2. Exhibits.

Exhibit Number	Description

4	First Amendment to Rights Agreement dated as of October 2, 2003, between Starwood Hotels & Resorts Worldwide, Inc. and Mellon Investor Services, LLC.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
	By:	/s/ Kenneth S. Siegel

Date: October 7, 2003		Name: Kenneth S. Siegel Title: Executive Vice President, General Counsel and Secretary